FIRST ALBANY COMPANIES INC.              (Exhibit 11)
                     COMPUTATION OF PER SHARE EARNINGS




                                 Three Months Ended         Six Months Ended
                                June, 27     June 28,     June, 27     June 28,
(In thousands of dollars,        1997         1996         1997         1996
   except per share amounts)
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Primary:

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 Net income                   $   191       $ 1,585       $   561     $ 3,339
================================================================================

Weighted average number of
shares outstanding during
the period**                    5,430         5,223         5,415       5,261

Incremental shares under stock
options computed under the
treasury stock method using the
average market price of the
issuer's stock during the period  439           407           400         390
--------------------------------------------------------------------------------

Weighted average shares and
common equivalent shares
outstanding                     5,869         5,630         5,815       5,651
================================================================================
Net income per share          $  0.03       $  0.28       $  0.10     $  0.59
================================================================================


Fully Diluted:

--------------------------------------------------------------------------------
Net income                    $   191       $ 1,585       $   561     $ 3,339
================================================================================

Weighted average number of
shares outstanding during
the period**                    5,430         5,223         5,415       5,261

Incremental shares under
stock options computed under
the treasury stock method
using the higher of the
average or ending market
price of the issuer's stock
at the end of the period         505            407           433         414
--------------------------------------------------------------------------------

Weighted average shares and
common equivalent shares
outstanding                    5,935          5,630         5,848       5,675
================================================================================
Net income per share         $  0.03        $  0.28       $  0.10     $  0.59
================================================================================


**Per share figures and shares outstanding have been restated for all dividends declared.